UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 17, 2006
CORN PRODUCTS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13397	22-3514823

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois	60154-5749

(Address of Principal Executive Offices)	(Zip Code)
(708) 551-2600
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Amendment to Corn Products International, Inc. Stock Incentive Plan
     On May 17, 2006, the Board of Directors of Corn Products International, Inc. (the “Company”) approved certain amendments, which became effective immediately, to the Corn Products International, Inc. Stock Incentive Plan (the “Plan”).
     One provision that was amended was the “change in control” definition included in the Plan. That definition was amended to provide that the following events, among others, constitute a change in control for purposes of the Plan: (a) the acquisition by any individual, group or entity of beneficial ownership of 20% or more of (i) the then outstanding shares of the Company’s common stock (the “Outstanding Common Stock”) or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”), in each case subject to exceptions as provided in the Plan and (b) the consummation of a reorganization, merger or consolidation of the Company or sale or disposition of all or substantially all of its assets unless the individuals or entities who are the beneficial owners of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to the transaction beneficially own, directly or indirectly more than 50% of the outstanding shares of common stock and the combined voting power of the corporation resulting from such transaction and certain other conditions are satisfied. Prior to these amendments, the thresholds for the foregoing events were 15% and 60%, respectively.
     Also amended was the provision relating to the deemed satisfaction, upon a change in control, of performance measures tied to certain performance-based awards issued under the Plan. As amended, the Plan provides that such measures will be deemed, upon a change in control, to be satisfied at their target levels. Prior to the amendments, the Plan provided that such awards would be deemed, upon a change in control, to be satisfied at their maximum levels.
     The foregoing description is qualified in its entirety by reference to the terms of the Plan, as amended, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.
Form of Severance Agreement
Description of New Form of Severance Agreement
     On May 17, 2006, the Company’s Board of Directors approved a new form of Executive Severance Agreement (the “New Severance Agreement”). The Company anticipates that it will enter into a New Severance Agreement with each of its executive officers after the date hereof. These agreements will replace the existing severance agreements that are currently in effect between the Company and its executive officers (the “Existing Severance Agreements”).
     Under the New Severance Agreement, the Company may be required to make certain payments and provide certain benefits if the officer’s employment is terminated under specified circumstances (a “Qualifying Termination”) within two years after a “change in control” (as defined in the New Severance Agreement) of the Company (the “Protection Period”). No payments will be required to be made or benefits provided if the officer’s employment is terminated (a) because of such officer’s death or disability, (b) by the Company for “cause” (as defined in the New Severance Agreement) or (c) by the executive officer other than for “good reason” (as defined in the New Severance Agreement).
     The agreement provides for the payment upon a Qualifying Termination during the Protection Period of base salary, any accrued and unused vacation pay and all other benefits due to the executive officer through the termination date plus the target annual bonus, reduced pro rata for the portion of the fiscal year not completed as of the date of termination.
     In addition, the terminated officer would generally receive, as a severance payment, a lump sum amount equal to three times the sum of the officer’s (a) highest base salary in effect during any consecutive 12 month period within the 36 months immediately preceding the date of termination and (b) target annual bonus established during the fiscal year in which the termination occurs. However, if the officer is at least 62 years of age as of the date of termination of employment, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) has the discretion to alternately provide the officer a severance payment prorated for the number of full months until the officer attains age 65.
     The New Severance Agreement also provides for certain continued insurance and other benefits and allowances and for accelerated vesting of any restricted stock, stock options or other equity awards granted to the executive officer pursuant to the Plan, in accordance with the terms of the Plan and related agreements.
     The severance payments are conditioned upon the officer executing a general release of all claims against the Company and agreement not to breach the confidentiality and non-solicit provisions contained in the New Severance Agreement.
     Comparison of New Severance Agreements to Existing Severance Agreements
     The form of the New Severance Agreement includes the following revisions, among others, to the form of the Existing Severance Agreement:
      - the “change in control” definition was revised to reflect the revisions made to the change in control definition set forth in the Plan (as described above);

      - any restricted stock, stock options or other equity awards granted to the officer pursuant to the Plan will vest upon a change in control; under the Existing Severance Agreement, such awards vested upon the officer’s termination of employment – this change complements the change to the Plan described above pursuant to which the performance measures relating to certain performance-based awards will be deemed satisfied upon a change in control at the target rather than the maximum levels;
      - upon a Qualifying Termination during a Protection Period, the officer will be entitled to receive his or her target annual bonus, reduced pro rata for the portion of the fiscal year not completed as of the date of termination; under the Existing Severance Agreement, the officer was entitled to receive the pro rata portion of the maximum annual bonus payable to such officer;
      - upon a Qualifying Termination during a Protection Period, the officer will be entitled to receive a severance payment equal to three times the sum of (A) the officer’s highest base salary in effect during any period of twelve months within the thirty-six months immediately preceding his or her date of termination of employment (“Salary”) and (B) the target annual bonus established for the officer under the Company’s Annual Incentive Plan for the fiscal year in which the termination occurs; under the Existing Severance Agreement, the officer was entitled to receive an amount equal to three times the sum of (A) Salary plus (B) the highest annual bonus awarded to the Executive under the Company’s Annual Incentive Plan in respect of any of the three calendar years immediately preceding the calendar year in which his or her termination occurred;
      - a provision has been added that grants discretionary authority to the Compensation Committee to provide the terminated officer, if such officer is at least 62 years of age as of the date of termination of employment, a severance payment prorated for the number of full months until the officer attains age 65;
      - provisions have been added to the agreement that require the officer to maintain in confidence certain Company proprietary information and prohibit the officer from soliciting or recruiting any employee or consultant of the Company for a specified period of time;
      - a condition precedent to the receipt of severance payments and benefits has been added that requires the officer wishing to receive such payments to first execute a general release of all claims against the Company and agree not to breach the confidentiality and non-solicit provisions contained in the New Severance Agreement;
      - the agreement automatically renews for an additional term unless either party provides 6 months notice (as opposed to 60 days notice under the prior form) prior to the expiration of the current term of the agreement;

      - limitations have been placed on the Company’s obligation to reimburse a terminated officer for certain excise taxes that may be imposed on the severance payments owed to such officer; and
      - further detail has been added regarding how benefits will be continued for executive life insurance, health insurance, retiree health insurance, pensions and other benefits.
     The foregoing description is qualified in its entirety by reference to the terms of the New Severance Agreement, which is attached hereto as Exhibit 10.2 and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
10.1	Corn Products International, Inc. Stock Incentive Plan

10.2	Form of Executive Severance Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORN PRODUCTS INTERNATIONAL, INC.
Date: May 23, 2006	By:	/s/ James W. Ripley
James W. Ripley
Senior Vice President, Planning, Information Technology, and Compliance